                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    _______________________________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 26, 1996



                                  PRIMECO INC.
             (Exact name of registrant as specified in its charter)



        TEXAS                         33-87404                   74-1951774
(State of Incorporation)       (Commission File No.)       (I.R.S. Employer No.)


16225 PARK TEN PLACE, SUITE 200; HOUSTON, TEXAS              77084
(Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (713) 578-5600
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ITEM 2.

         On February 26, 1996, pursuant to a Stock Purchase Agreement dated as of January 9, 1996, as amended and supplemented by the Closing Supplement to Stock Purchase Agreement, dated as of February 26, 1996, (together the "Stock Purchase Agreement"), by and among Vibroplant plc, a company organized under the laws of England and Wales, ("Vibroplant plc"), Vibroplant Investments, Ltd., a company organized under the laws of England and Wales and a wholly owned subsidiary of Vibroplant plc ("Vibroplant Investments"), and Primeco Inc., a Texas corporation (the "Registrant"), the Registrant completed the purchase of all of the outstanding stock of Vibroplant U.S., Inc., a Florida Corporation ("Vibroplant U.S."), from Vibroplant plc and Vibroplant Investments. Prior to the closing, Vibroplant U.S. was a wholly owned subsidiary of Vibroplant Investments. After the closing, Vibroplant U.S. was merged into the Registrant.

        The Registrant paid a purchase price of $46.5 million for the shares of Vibroplant U.S., which was reduced by a $15 million dividend from Vibroplant U.S. to Vibroplant Investments and payment of a $1.7 million intercompany account balance from Vibroplant U.S. to Vibroplant Investments, both of which were paid at closing. The Registrant also paid the outstanding bank debt of Vibroplant U.S. at closing, in an amount equal to approximately $36.7 million. The amount of consideration paid by the Registrant was determined by arms'-length negotiations with Vibroplant plc and Vibroplant Investments.

         Vibroplant U.S. (also known as American Hi-Lift Corporation) operates 17 rental locations in California, Texas, Florida, Louisiana, Ohio and Alabama. Vibroplant U.S., which specializes in renting and selling aerial lift equipment to industrial and commercial customers, had gross revenues of $50.3 million for the year ended March 31, 1995. The Registrant will continue to use the assets of Vibroplant U.S. in the equipment rental and sales business.

         In conjunction with this transaction, certain existing stockholders of Prime Holding, Inc., a Delaware corporation and owner of all of the capital stock of Primeco ("Holding"), including an indirect wholly owned subsidiary of Investcorp S.A. and certain companies which Investcorp S.A. manages pursuant to revocable management services agreements, have invested in additional common equity of Holding. Holding then made a capital contribution of approximately $9.4 million to Primeco. Primeco used these funds, as well as borrowings under its revolving credit facility for which Chemical Bank acts as agent, to fund the transaction. Investcorp S.A. is the international investment bank which arranged the original acquisition of Primeco by Holding.

         Other than pursuant to the Stock Purchase Agreement, none of the Registrant, its affiliates, officers, directors or associates of such officers or directors has any material relationship with Vibroplant plc or Vibroplant Investments.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial Statements of Businesses Acquired

               It is impracticable for Primeco to provide the required financial statements at the date hereof. Primeco will file the required financial statements, including the required Financial Data Schedule, as soon as practicable, but no later that 60 days after March 12, 1996.

         (b)   Pro Forma Financial Information

               It is impracticable for Primeco to provide the required pro forma financial information at the date hereof. Primeco will file the required pro forma financial information as soon as practicable, but no later than 60 days after March 12, 1996.

         (c)   Exhibits

         Exhibit No.                          Description
         -----------                          -----------
         Exhibit 2.1                          Stock Purchase Agreement by and
                                              among Vibroplant plc, Vibroplant
                                              Investments, Ltd., and Primeco Inc.
                                              dated as of January 9, 1996

         Exhibit 2.2                          Closing Supplement to Stock Purchase
                                              Agreement dated as of February 26, 1996
                                              among Vibroplant plc, Vibroplant
                                              Investments, Ltd., and Primeco Inc.

         Exhibit 99.1                         Press Release of Primeco Inc.  dated
                                              February 27, 1996





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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PRIMECO INC.



Date: March 12, 1996                    By: /s/ KEVIN L.  LOUGHLIN
                                            -----------------------------------
                                            Kevin L.  Loughlin
                                            Executive Vice President and
                                               Chief Financial Officer





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                               INDEX TO EXHIBITS


Exhibit
Number                    Description
------                    -----------
Exhibit 2.1               Stock Purchase Agreement by and among Vibroplant plc, Vibroplant Investments, Ltd., and
                          Primeco Inc. dated as of January 9, 1996

Exhibit 2.2               Closing Supplement to Stock Purchase Agreement dated as of February 26, 1996 among Vibroplant plc, Vibroplant Investments, Ltd., and Primeco Inc.

Exhibit 99.1              Press Release of Primeco Inc. dated February 27, 1996